UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 4, 2008 (the “Petition Date”), the registrant Distributed Energy Systems Corp. and its wholly owned subsidiary, Northern Power Systems, Inc. (“Northern”), each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The petitions were filed in the United States Bankruptcy Court for the District of Delaware, in Wilmington, Delaware (the “Court”) (Chapter 11 Case Nos. 08-11101 (KG) for the registrant and 08-11102 (KG) for Northern). The Court assumed jurisdiction over the assets of the registrant and Northern as of the Petition Date. Both the registrant and Northern will remain in possession of their respective assets and operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On June 3, 2008, in connection with the bankruptcy filings, the registrant’s board of directors approved a Secured Debtor-in-Possession Loan Agreement (the “DIP Loan Agreement”) with Perseus Partners VII, L.P. (“Perseus”). Pursuant to the DIP Loan Agreement, Perseus has committed to provide financing in an aggregate principal amount not to exceed $2.0 million through a postpetition debtor-in-possession financing facility (the “DIP Facility”) to assist the registrant and Northern in meeting their working capital requirements during the pendency of the bankruptcy cases. The registrant’s wholly owned subsidiary Proton Energy Systems, Inc. (“Proton”) and each of the registrant’s and Northern’s respective subsidiaries will guarantee and pledge their assets to secure the DIP Facility. The DIP Facility will bear interest at 16.5% per annum and is secured by liens senior in priority to all other liens (other than certain prepetition liens) on all of the assets of the registrant and Northern and all of their respective subsidiaries. The DIP Facility is scheduled to mature on August 1, 2008, but is subject to acceleration upon default, as defined in the DIP Loan Agreement. The registrant and Northern will use cash flow from operations and the DIP Facility to provide working capital in accordance with the terms set forth in the budget agreed on by the registrant, Northern and Perseus. The DIP Loan Agreement is subject to approval by the Court. Perseus is the registrant’s current senior secured lender under the terms of the Securities Purchase Agreement, dated May 10, 2007 and amended on March 13, 2008 (the “Securities Purchase Agreement”), between the registrant and Perseus. The registrant has issued senior secured convertible promissory notes to Perseus (the “Perseus Notes”) under the terms of the Securities Purchase Agreement. As of June 4, 2008, principal and accumulated interest due and payable under the Perseus Notes and other amounts due and payable under the Securities Purchase Agreement were at least $18.5 million.

The form of the DIP Loan Agreement approved by the registrant’s board of directors is filed as Exhibit 10.1 hereto. The foregoing description of the DIP Loan Agreement is qualified in its entirety by reference to the full agreement filed as Exhibit 10.1.

On June 4, 2008, the registrant entered into a Stock Purchase Agreement (the “Proton Purchase Agreement”) with Baker Companies, Inc. (“Baker”) pursuant to which Baker has agreed to purchase all the capital stock of Proton. The purchase price for the shares of Proton is $9.2 million, subject to adjustment to the extent Proton’s net working capital, as defined in the Proton Purchase Agreement, at the time of closing varies from the amount of its net working capital at March 31, 2008. The Proton Purchase Agreement contemplates that the registrant will submit to the Court proposed procedures (the “Proton Sale Procedures”) allowing the registrant to sell the shares or assets of Proton to a party other than Baker if a higher offer is received in an auction to be conducted in accordance with the Proton Sale Procedures. In the event the registrant accepts a higher offer from a competing bidder under the Proton Sale Procedures, Baker will be entitled to a break-up fee of $200,000 and reimbursement of its expenses up to $85,000. Closing of the sale of the shares of Proton under the Proton Purchase Agreement is subject to approval by the Court and to other customary closing conditions. The Proton Sale Procedures are, and any sale to a competing bidder would be, subject to approval by the Court. The Proton Purchase Agreement requires the registrant to use reasonable efforts to obtain entry of an order by the Court approving the Proton Purchase Agreement on or before July 14, 2008. Under the terms of the DIP Loan Agreement, the net sale proceeds from any sale of shares or assets of Proton must be used to repay amounts due and payable under the DIP Facility, the Perseus Notes and the Securities Purchase Agreement.

The Proton Purchase Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the Proton Purchase Agreement is qualified in its entirety by reference to the full agreement filed as Exhibit 10.2.

On June 4, 2008, the registrant and Northern entered into an Asset Purchase Agreement (the “Northern Purchase Agreement”) with NEA Wind Acquisition Corp. (“NEA Wind”) pursuant to which NEA Wind has agreed to purchase substantially all of the assets and assume specified liabilities of Northern. The purchase price for the assets of Northern is $10.5 million. Of this amount, $600,000 will be held in escrow for six months as the sole source of indemnification to NEA Wind for any breaches of representations or warranties made by Northern in the Northern Purchase Agreement. The registrant and Northern have submitted to the Court for approval proposed procedures (the “Northern Sale Procedures”) allowing the registrant to sell assets of Northern to a party other than NEA Wind if a higher offer is received in an auction to be conducted in accordance with the Northern Sale Procedures. The Northern Purchase Agreement contemplates that the registrant and Northern will be permitted to sell the assets of Northern to a party other than NEA Wind if a higher offer is received in an auction to be conducted in accordance with the Northern Sale Procedures. Any initial competing bid must be at least $350,000 higher than the purchase price specified in the Northern Purchase Agreement and each subsequent bid must be at least $250,000 more than the initial bid. In the event the registrant accepts a higher offer from a competing bidder under the Northern Sale Procedures, NEA Wind will be entitled to a break-up fee of $315,000. Closing of the sale of the assets of Northern under the Northern Purchase Agreement is subject to approval by the Court and to other customary closing conditions. The Northern Sale Procedures are, and any sale to a competing bidder would be, subject to approval by the Court. Under the terms of the DIP Loan Agreement, the net sale proceeds from the sale of assets of Northern must be used to repay amounts due and payable under the DIP Facility, the Perseus Notes and the Securities Purchase Agreement, subject to claims of the Vermont Economic Development Authority (“VEDA”) and Waring Investment, Inc. (“Waring”), which are discussed in more detail in Item 2.04 of this Form 8-K.

The Northern Purchase Agreement is filed as Exhibit 10.3 hereto. The foregoing description of the Northern Purchase Agreement is qualified in its entirety by reference to the full agreement filed as Exhibit 10.3.

There can be no assurance that the registrant can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the registrant. The registrant’s current business relationships and arrangements, and its ability to negotiate future business relationships and arrangements, will be adversely affected by the filing of the bankruptcy petitions.

Item 1.03.	Bankruptcy or Receivership

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the bankruptcy filings of the registrant and Northern is incorporated by reference into this Item 1.03.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the DIP Loan Agreement and DIP Facility is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under of Off-Balance Sheet Arrangement

The filing of the registrant’s and Northern’s Chapter 11 petitions described in Item 1.02 above constitutes an event of default under the Perseus Notes. Additionally, an event of default had occurred on June 3, 2008 when the registrant breached certain financial covenants. All amounts due under the Perseus Notes and the Securities Purchase Agreement, which, as of June 4, 2008, totaled at least $18.5 million, automatically became due and payable. Following any event of default, interest on the amounts outstanding under the Perseus Notes increases from 12.5% per annum to 20% per annum, or such lesser rate as may be the maximum permitted by law, compounded quarterly. Perseus has a security interest in substantially all of the registrant’s assets and those of its material subsidiaries. Amounts due under the Perseus Notes and the Securities Purchase Agreement may exceed the value of the registrant’s assets and all of the registrant’s stockholder’s equity may be eliminated as a part of the reorganization.

The filing of the Chapter 11 petitions described in Item 1.02 above also constitutes an event of default under the terms of the registrant’s loan agreements with VEDA and Waring, which liabilities amounted to approximately $3.8 million, as of April 30, 2008. These obligations are collateralized by the registrant’s properties in Barre and Waitsfield, Vermont. Upon the filing of the petitions described in Item 1.02, VEDA and Waring may declare their respective notes immediately due and payable.

The registrant believes that any remedies which may exist related to this event of default under the Perseus, VEDA and Waring loan documents are stayed under the Bankruptcy Code.

Item 2.06	Material Impairments

In connection with its decision to seek bankruptcy protection, the registrant is currently assessing its long-lived assets for potential impairment. Further information will be provided once this assessment is completed.

Item 7.01.	Regulation FD disclosure.

On June 4, 2008, the registrant issued a press release announcing that it and Northern had filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code and that it had obtained a commitment for the DIP Facility from Perseus.

A copy of the press release is attached hereto as Exhibit 99.1 The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 shall be deemed to be furnished, and not filed.

10.1	Form of Secured Debtor-in-Possession Loan Agreement by and among the registrant, Northern Power Systems Inc., other subsidiaries of the registrant and Northern as guarantors, and Perseus Partners VII, L.P.

10.2	Stock Purchase Agreement by and between the registrant and Baker Companies, Inc., dated June 4, 2008.

10.3	Asset Purchase Agreement by and among the registrant, Northern Power Systems, Inc., NEA Wind Acquisition Corp. and NEA Management Company LLC, dated June 4, 2008.

99.1	Chapter 11 Filing Press Release dated June 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: June 6, 2008	By:	/s/ Peter J. Tallian
Peter J. Tallian, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Secured Debtor-in-Possession Loan Agreement by and among the registrant, Northern Power Systems Inc., other subsidiaries of the registrant and Northern as guarantors, and Perseus Partners VII, L.P.

10.2	Stock Purchase Agreement by and between the registrant and Baker Companies, Inc., dated June 4, 2008.

10.3	Asset Purchase Agreement by and among the registrant, Northern Power Systems, Inc., NEA Wind Acquisition Corp. and NEA Management Company LLC, dated June 4, 2008.

99.1	Chapter 11 Filing Press Release dated June 4, 2008.